                                                                    Exhibit 23.5

                                    CONSENT

        The undersigned hereby consents to be named in the Registration Statement on Form S-1 (and the Prospectus included therein) of HealthCare Financial Partners, Inc. (the "Corporation") as a person nominated or chosen to be appointed as a director of the Corporation and to serve as a director of the Corporation if so appointed.


Dated: September 19, 1996       /s/ Geoffrey E.D. Brooke
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                                    Geoffrey E.D. Brooke